Exhibit 32.1

CERTIFICATIONS

Harry Kletter and Alan L. Schroering, being the Chief Executive Officer and Chief Financial Officer, respectively, of Industrial Services of America, Inc., hereby certify as of this 10th day of November, 2010, that the Form 10-Q for the Quarter ended September 30, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Industrial Services of America, Inc.

/s/ Harry Kletter

Harry Kletter, Chief Executive Officer

/s/ Alan L. Schroering

Alan L. Schroering, Chief Financial Officer

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